UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

UFP TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On June 12, 2013, UFP Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the meeting, a total of 5,957,659 shares or 87.65% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Form DEF 14A filed with the U.S. Securities and Exchange Commission on April 30, 2013 (the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders elected the two Class II nominees for director to serve until the Company’s 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote

Kenneth L. Gestal	4,426,699	644,811	—	886,149

Thomas Oberdorf	4,486,691	584,819	—	886,149

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved a non-binding advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
4,924,399	137,126	9,985	886,149

Proposal No. 3. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The stockholders selected “1 year” as the advisory frequency for future advisory votes on executive compensation by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
2,402,048	5,180	2,386,435	277,847	886,149

Based upon these results, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year.

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2013, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
5,952,451	4,443	765	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President

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